EXHIBIT 10(x)



Standard Form of Agreement
Between Owner and Architect
--------------------------------------------------------------------------

AGREEMENT

made as of the Twenty-ninth (29th) day of April in the year of Nineteen Hundred and Ninety-Four

BETWEEN the Owner:
(Name and address)
Cerner Properties, Inc.
2800 Rockcreek Parkway
Kansas City, Missouri 64117-2551

and the Architect:
(Name and address)
The Hollis & Miller Group, Inc.
5000 West 95th Street, Suite 100
Prairie Village, Kansas 66207-3363

For the following Project:
(Include detailed description of Project, location, address and scope.) Associate Center and Related Campus Improvements
Rockcreek Office Park
2800 Rockcreek Parkway
Kansas City, Missouri 64117-2551

The Owner and Architect agree as set forth below.

      TERMS AND CONDITIONS OF AGREEMENT BETWEEN OWNER AND ARCHITECT

ARTICLE 1
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ARCHITECT'S RESPONSIBILITIES

1.1 ARCHITECT'S SERVICES

1.1.1 The Architect's services consist of those services performed by the Architect, Architect's employees and Architect's consultants as enumerated in Articles 2 and 3 of this Agreement and any other services included in Article 12.

1.1.2 The Architect's services shall be performed as expeditiously as is consistent with professional skill and care and the orderly progress of the Work. Upon request of the owner, the Architect shall submit for the Owner's approval a schedule for the performance of the Architect's services which may be adjusted as the Project proceeds, and shall include allowances for periods of time required for the Owner's review and for approval of submissions by authorities having jurisdiction over the Project. Time limits established by this schedule approved by the owner shall not, except for reasonable cause, be exceeded by the Architect or Owner.

1.1.3 The services covered by this Agreement are subject to the time limitations contained in Subparagraph 11.5.1.

ARTICLE 2
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SCOPE OF ARCHITECT'S BASIC SERVICES

2.1 DEFINITION

2.1.1 The Architect's Basic Services consist of those described in Paragraphs 2.2 through 2.6 and any other services identified in Article 12 as part of Basic Services, and include normal structural, mechanical and electrical engineering services.

2.2 SCHEMATIC DESIGN PHASE

2.2.1 The Architect shall review the program furnished by the Owner to ascertain the requirements of the Project and shall arrive at a mutual understanding of such requirements with the Owner.

2.2.2 The Architect shall provide a preliminary evaluation of the Owner's program, schedule and construction budget requirements, each in terms of the other, subject to the limitations set forth in Subparagraph 5.2.1.

2.2.3 The Architect shall review with the Owner alternative approaches to design and construction of the Project.

2.2.4 Based on the mutually agreed-upon program, schedule and construction budget requirements, the Architect shall prepare, for approval by the Owner, Schematic Design Documents consisting of drawings and other documents illustrating the scale and relationship of Project components.

2.2.5 The Architect shall submit to the Owner a preliminary estimate of Construction Cost based on current area, blouse or other unit costs.

2.3 DESIGN DEVELOPMENT PHASE

2.3.1 Based on the approved Schematic Design Documents and any adjustments authorized by the Owner in the program, schedule or construction budget, the Architect shall prepare, for approval by the Owner, Design Development Documents consisting of drawings and other documents to fix and describe the size and character of the Project as to architectural, structural, mechanical and electrical systems, materials and such other elements as may be appropriate.

2.3.2 The Architect shall advise the Owner of any adjustments to the preliminary estimate of Construction Cost.

2.4 CONSTRUCTION DOCUMENTS PHASE

2.4.1 Based on the approved Design Development Documents and any further adjustments in the scope or quality of the Project of in the construction budget authorized by the Owner, the Architect shall prepare, for approval by the Owner, Construction Documents consisting of Drawings and Specifications setting forth in detail the requirements for the construction of the Project.

2.4.2 The Architect shall assist the Owner in the preparation of the necessary bidding information, bidding forms, the Conditions of the Contract, and the form of Agreement between the Owner and Contractor.

2.4.3 The Architect shall advise the Owner of any adjustments to previous preliminary estimates of Construction Cost indicated by changes in requirements or general market conditions.

2.4.4 The Architect shall assist the Owner in connection with the Owner's responsibility for filing documents required for the approval of governmental authorities having jurisdiction over the Project.

2.5 BIDDING OR NEGOTIATION PHASE

2.5.1 The Architect, following the Owner's approval of the Construction Documents and of the latest preliminary estimate of Construction Cost, shall assist the Owner in obtaining bids or negotiated proposals and assist in awarding and preparing contracts for construction.

2.6 CONSTRUCTION PHASE--ADMINISTRATION OF THE CONSTRUCTION CONTRACT

2.6.1 The Architect's responsibility to provide Basic Services for the Construction Phase under this Agreement commences with the award of the Contract for Construction and terminates at the earlier of the issuance to the Owner of the final Certificate for Payment or 60 days after the date of Substantial Completion of the Work.

2.6.2 The Architect shall provide administration of the Contract for Construction as set forth below and in the edition of AIA Document A201, General Conditions of the Contract for Construction, current as of the date of this Agreement, unless otherwise provided in this Agreement.

2.6.3 Duties, responsibilities and limitations of authority of the Architect shall not be restricted, modified or extended without written agreement of the Owner and Architect with consent of the Contractor, which consent shall not be unreasonably withheld.

2.6.4 The Architect shall be a representative of and shall advise and consult with the Owner (1) during construction until final payment to the Contractor is due, and (2) as an Additional Service at the Owner's direction from time to time during the correction period described in the Contract for Construction. The Architect shall have authority to act on behalf of the Owner only to the extent provided in this Agreement unless otherwise modified by written instrument.

2.6.5 The Architect shall visit the site at intervals appropriate to the stage of construction or as otherwise agreed by the Owner and Architect in writing to become generally familiar with the progress and quality of the Work completed and to determine in general if the Work is being performed in a manner indicating that the Work when completed will be in accordance with the Contract Documents. However, the Architect shall not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. On the basis of on-site observations as an architect, the Architect shall keep the Owner informed of the progress and quality of the Work, and shall endeavor to guard the Owner against defects and deficiencies in the Work. (More extensive site representation may be agreed to as an Additional Service, as described in Paragraph 3.2.)

2.6.6 The Architect shall not have control over or charge of and shall not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor's responsibility under the Contract for Construction. The Architect shall not be responsible for the Contractor's schedules or failure to carry out the Work in accordance with the Contract Documents. The Architect shall not have control over or charge of acts or omissions of the Contractor, Subcontractors, or their agents or employees, or of any other persons performing portions of the Work.

2.6.7 The Architect shall at all times have access to the Work wherever it is in preparation or progress.

2.6.8 Except as may otherwise be provided in the Contract Documents or when direct communications have been specially authorized, the Owner and Contractor shall communicate through the Architect. Communications by and with the Architect's consultants shall be through the Architect.

2.6.9 Based on the Architect's observations and evaluations of the Contractor's Applications for Payment, the Architect shall review and certify the amounts due the Contractor.

2.6.10 The Architect's certification for payment shall constitute a representation to the Owner, based on the Architect's observations at the site as provided in Subparagraph 2.6.5 and on the data comprising the Contractor's Application for Payment, that the Work has progressed to the point indicated and that, to the best of the Architect's knowledge, information and belief, quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to minor deviations from the Contract Documents correctable prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment shall further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment shall not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor's right to payment or (4) ascertained how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

2.6.11 The Architect shall have authority to reject Work which does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable for implementation of the intent of the Contract Documents, the Architect will have authority to require additional inspection or testing of the Work in accordance with the provisions of the Contract Documents, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees or other persons performing portions of the Work.

2.6.12 The Architect shall review and approve or take other appropriate action upon all Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect's action shall be taken with such reasonable promptness as to cause no delay in the Work or in the construction of the Owner or of separate contractors, while allowing sufficient time in the Architect's professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities or for substantiating instructions for installation or performance of equipment or systems designed by the Contractor, all of which remain the responsibility of the Contractor, to the extent required by the Contract Documents. The Architect's review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of construction means, methods, techniques, sequences or procedures. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component. When professional certification of performance characteristics of materials, systems or equipment is required by the Contract Documents, the Architect shall be entitled to rely upon such certification to establish that the materials, systems or equipment will meet the performance criteria required by the Contract Documents.

2.6.13 The Architect shall prepare Change Orders and Construction Change Directives, with supporting documentation and data if deemed necessary by the Architect as provided in Subparagraphs 3.1.1 and 3.3.3, for the Owner's approval and execution in accordance with the Contract Documents, and may authorize minor changes in the Work not involving an adjustment in the Contract Sum or an extension of the Contract Time which are not inconsistent with the intent of the Contract Documents and or the intended functional use of the Facilities.

2.6.14 The Architect shall conduct inspections to determine the date or dates of Substantial Completion and the date of final completion, shall receive and forward to the Owner for the Owner's review and records written warranties and related documents required by the Contract Documents and assembled by the Contractor, and shall issue a final Certificate for payment upon compliance with the requirements of the Contract Documents.

2.6.15 The Architect shall interpret and decide matters concerning performance of the Owner and Contractor under the requirements of the Contract Documents on written request of either the Owner or Contractor. The Architect's response to such requests shall be made with reasonable promptness and within any time limits agreed upon.

2.6.16 Interpretations and decisions of the Architect shall be consistent with the intent of and reasonably inferable from the Contract Documents and shall be in writing or in the form of drawings. When making such interpretations and initial decisions, the Architect shall endeavor to secure faithful performance by both Owner and Contractor, shall not show partiality to either, and shall not be liable for results of interpretations or decisions so rendered in good faith.

2.6.17 The Architect's decisions on matters relating to aesthetic effect shall be final if consistent with the intent expressed in the Contract Documents.

2.6.18 The Architect shall render written decisions within a reasonable time on all claims, disputes or other matters in question between the Owner and Contractor relating to the execution or progress of the Work as provided in the Contract Documents.

ARTICLE 3
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ADDITIONAL SERVICES

3.1 GENERAL

3.1.1 The services described in this Article 3 are not included in Basic Services unless so identified in Article 12, and they shall be paid for by the Owner as provided in this Agreement, in addition to the compensation for Basic Services. The services described under Paragraphs 3.2 and 3.4 shall only be provided if authorized or confirmed in writing by the Owner. If services described under Contingent Additional Services in Paragraph 3.3 are required due to circumstances beyond the Architect's control, the Architect shall notify the Owner prior to commencing such services. If the Owner deems that such services described under Paragraph 3.3 are not required, the Owner shall give prompt written notice to the Architect. If the Owner indicates in writing that all or part of such Contingent Additional
Services are not required, the Architect shall have no obligation to provide those services.

3.2 PROJECT REPRESENTATION BEYOND BASIC SERVICES

3.2.1 If more extensive representation at the site than is described in Subparagraph 2.6.5 is required, the Architect shall provide one or more Project Representatives to assist in carrying out such additional on-site responsibilities.

3.2.2 Project Representatives shall be selected, employed and directed by the Architect, and the Architect shall be compensated therefor as agreed by the Owner and Architect. The duties, responsibilities and limitations of authority of Project Representatives shall be as described in the edition of AIA Document B352 current as of the date of this Agreement, unless otherwise agreed.

3.2.3 Through the observations by such Project Representatives, the Architect shall endeavor to provide further protection for the Owner against defects and deficiencies in the Work, but the furnishing of such project representation shall not modify the rights, responsibilities or obligations of the Architect as described elsewhere in this Agreement.

3.3 CONTINGENT ADDITIONAL SERVICES

3.3.1 Making revisions in Drawings, Specifications or other documents when such revisions are:

   .1 inconsistent with approvals or instructions previously given by the owner, including revisions made necessary by adjustments in the Owner's program or Project budget;

   .2 required by the enactment or revision of codes, laws or regulations subsequent to the preparation of such documents; or

   .3 due to changes required as a result of the Owner's failure to render decisions in a timely manner.

3.3.2 Providing services required because of significant changes in the Project including, but not limited to, size, quality, complexity, the Owner's schedule, or the method of bidding or negotiating and contracting for construction, except for services required under Subparagraph 5.2.5.

3.3.3 Preparing Drawings, Specifications and other documentation and supporting data, evaluating Contractor's proposals, and providing other services in connection with Change Orders and Construction Change
Directives.

3.3.4 Providing services in connection with evaluating substitutions proposed by the Contractor and making subsequent revisions to Drawings, Specifications and other documentation resulting therefrom.

3.3.5 Providing consultation concerning replacement of Work damaged by fire or other cause during construction, and furnishing services required in connection with the replacement of such Work.

3.3.6 Providing services made necessary by the default of the Contractor, by major defects or deficiencies in the Work of the Contractor, or by failure of performance of either the Owner or Contractor under the Contract for Construction.

3.3.7 Providing services in evaluating an extensive number of claims submitted by the Contractor or others in connection with the Work.

3.3.8 Providing services in connection with a public hearing, arbitration proceeding or legal proceeding except where the Architect is party thereto.

3.3.9 Preparing documents for alternate, separate or sequential bids or providing services in connection with bidding, negotiation or construction prior to the completion of the Construction Documents Phase.

3.4 OPTIONAL ADDITIONAL SERVICES

3.4.1 Providing analyses of the Owner's needs and programming the requirements of the Project.

3.4.2 Providing financial feasibility or other special studies.

3.4.3 Providing planning surveys, site evaluations or comparative studies of prospective sites.

3.4.4 Providing special surveys, environmental studies and submissions required for approvals of governmental authorities or others having jurisdiction over the Project.

3.4.5 Providing services relative to future facilities, systems and equipment.

3.4.6 Providing services to investigate existing conditions or facilities or to make measured drawings thereof.

3.4.7 Providing services to verify the accuracy of drawings or other information furnished by the Owner.

3.4.8 Providing coordination of construction performed by separate contractors or by the Owner's own forces and coordination of services required in connection with construction performed and equipment supplied by the Owner.

3.4.9 Providing services in connection with the work of a construction manager or separate consultants retained by the Owner.

3.4.10 Providing detailed estimates of Construction Cost.

3.4.11 Providing detailed quantity surveys or inventories of material, equipment and labor.

3.4.12 Providing analyses of owning and operating costs.

3.4.13 Providing interior design and other similar services required for or in connection with the selection, procurement or installation of furniture, furnishings and related equipment. See Article 12.2.

3.4.14 Providing services for planning tenant or rental spaces.

3.4.15 Making investigations, inventories of materials or equipment, or valuations and detailed appraisals of existing facilities.

3.4.16 Preparing a set of reproducible record drawings showing significant changes in the Work made during construction based on marked-up prints, drawings and other data furnished by the Contractor to the Architect.

3.4.17 Providing assistance in the utilization of equipment or systems such as testing, adjusting and balancing, preparation of operation and maintenance manuals, training personnel for operation and maintenance, and consultation during operation.

3.4.18 Providing services after issuance to the Owner of the final Certificate for Payment, or in the absence of a final Certificate for Payment, more than 60 days after the date of Substantial Completion of the Work. See Article 12.3.

3.4.19 Providing services of consultants for other than architectural, structural, mechanical and electrical engineering portions of the Project provided as a part of Basic Services.

3.4.20 Providing any other services not otherwise included in this Agreement or not customarily furnished in accordance with generally accepted architectural practice.

ARTICLE 4
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OWNER'S RESPONSIBILITIES

4.1 The Owner shall provide full information regarding requirements for the Project, including a program which shall set forth the Owner's objectives, schedule, constraints and criteria, including space requirements and relationships, flexibility, expandability, special equipment, systems and site requirements.

4.2 The Owner shall establish and update an overall budget for the Project, including the Construction Cost, the Owner's other costs and reasonable contingencies related to all of these costs.

4.3 If requested by the Architect, the Owner shall furnish evidence that financial arrangements have been made to fulfill the Owner's obligations under this Agreement.

4.4 The Owner shall designate a representative authorized to act on the Owner's behalf with respect to the Project. The Owner or such authorized representative shall render decisions in a timely manner pertaining to documents submitted by the Architect in order to avoid unreasonable delay in the orderly and sequential progress of the Architect's services.

4.5 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a written legal description of the site. The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, pavements and adjoining property and structures; adjacent drainage, rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and necessary data pertaining to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All the information on the survey shall be referenced to a project benchmark.

4.6 The Owner shall furnish the services of geotechnical engineers when such services are requested by the Architect. Such services may include but are not limited to test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, ground corrosion and resistivity tests, including necessary operations for anticipating subsoil conditions, with reports and appropriate professional recommendations.

4.6.1 The Owner shall furnish the services of other consultants when such services are reasonable required by the scope of the Project and are requested by the Architect.

4.7 The Owner shall furnish structural, mechanical, chemical, air and water pollution tests, tests for hazardous materials, and other laboratory and environmental tests, inspections and reports required by law or the Contract Documents.

4.7.1 See Article 12.4

4.8 The Owner shall furnish all legal, accounting and insurance counseling services as may be necessary at any time for the Project, including auditing services the Owner may require to verify the Contractor's Applications for Payment or to ascertain how or for what purposes the Contractor has used the money paid by or on behalf of the Owner.

4.9 The services, information, surveys and reports required by Paragraphs
4.5 through 4.8 shall be furnished at the Owner's expense, and the Architect shall be entitled to rely upon the accuracy and completeness thereof.

4.10 Prompt written notice shall be given by the Owner to the Architect if the Owner becomes aware of any fault or defect in the Project or nonconformance with the Contract Documents.

4.11 The proposed language of certificates or certifications requested of the Architect or Architect's consultants shall be submitted to the Architect for review and approval at least 14 days prior to execution. The Owner shall not request certifications that would require knowledge or services beyond the scope of the Agreement.

ARTICLE 5
---------
CONTRUCTION COST

5.1 DEFINITION

5.1.1 The Construction Cost shall be the total cost or estimated cost to the owner of all elements of the Project designed or specified by the Architect.

5.1.2 The Construction Cost shall include the cost at current market rates of labor and materials furnished by the Owner and equipment designed, specified, selected or specially provided for by the Architect, plus a reasonable allowance for the Contractor's overhead and profit. In addition, a reasonable allowance for contingencies shall be included for market conditions at the time of bidding and for changes in the Work during construction.

5.1.3 Construction Cost does not include the compensation of the Architect and Architect's consultants, the costs of the land, rights-of-way, financing or other costs which are the responsibility of the Owner as provided in Article 4.

5.2 RESPONSIBILITY FOR CONSTRUCTION COST

5.2.1 Evaluations of the Owner's Project budget, preliminary estimates of Construction Cost and detailed estimates of Construction Cost, if any, prepared by the Architect, represent the Architect's best judgment as a design professional familiar with the construction industry. It is recognized, however, that neither the Architect nor the Owner has control over the cost of labor, materials or equipment, over the Contractor's methods of determining bid prices, or over competitive bidding, market or negotiating conditions. Accordingly, the Architect cannot and does not warrant or represent that bids or negotiated prices will not vary from the Owner's Project budget or from any estimate of Construction Cost or evaluation prepared or agreed to by the Architect.

5.2.2 No fixed limit of Construction Cost shall be established as a condition of this Agreement by the furnishing, proposal or establishment of a Project budget, unless such fixed limit has been agreed upon in writing and signed by the parties hereto. If such a fixed limit has been established, the Architect shall be permitted to include contingencies for design, bidding and price escalation, to determine what materials, equipment, component systems and types of construction are to be included in the Contract Documents, to make reasonable adjustments in the scope of the Project and to include in the Contract Documents alternate bids to adjust the Construction Cost to the fixed limit. Fixed limits, if any, shall be increased in the amount of an increase in the Contract Sum occurring after execution of the Contract for Construction.

5.2.3 If the Bidding or Negotiation Phase has not commenced within 90 days after the Architect submits the Construction Documents to the Owner, any Project budget or fixed limit of Construction Cost shall be adjusted to reflect changes in the general level of prices in the construction industry between the date of submission of the Construction Documents to the Owner and the date on which proposals are sought.

5.2.4 If a fixed limit of Construction Cost (adjusted as provided in Subparagraph 5.2.3) is exceeded by the lowest bona fide bid or negotiated proposal, the Owner shall:

   .1 give written approval of an increase in such fixed limit;

   .2 authorize rebidding or renegotiating of the Project within a reasonable time;

   .3 if the Project is abandoned, terminate in accordance with Paragraph 8.3;
   or

   .4 cooperate in revising the Project scope and quality as required to reduce the Construction Cost.

5.2.5 If the Owner chooses to proceed under Clause 5.2.4.4, the Architect, without additional charge, shall modify the Contract Documents as necessary to comply with the fixed limit, if established as a condition of this Agreement. The modification of Contract Documents shall be the limit of the Architect's responsibility arising out of the establishment of a fixed limit. The Architect shall be entitled to compensation in accordance with this Agreement for all services performed whether or not the Construction Phase is commence.

5.2.6 See Article 12.5.

ARTICLE 6
---------
USE OF ARCHITECT'S DRAWINGS SPECIFICATIONS AND OTHER DOCUMENTS

6.1 The Drawings, Specifications and other documents prepared by the Architect for this Project are instruments of the Architect's service for use solely with respect to this Project and, unless otherwise provided, the Architect shall be deemed the author of these documents and shall retain all common law, statutory and other reserved rights, including the copyright. The Owner shall be permitted to retain copies, including reproducible copies, of the Architect's Drawings, Specifications and other documents shall not be used by the Owner or others on other projects, for additions to this Project or for completion of this Project by others, unless the Architect is adjudged to be in default under this Agreement, except by agreement in writing and with appropriate compensation to the Architect.

6.2 Submission or distribution of documents to meet official regulatory requirements or for similar purposes in connection with the Project is not to be construed as publication in derogation of the Architect's reserved rights.

ARTICLE 7
---------
ARBITRATION

7.1 See Article 12.6

7.2

7.3

7.4

ARTICLE 8
---------
TERMINATION, SUSPENSION OR ABANDONMENT

8.1 This Agreement may be terminated by either party upon not less than seven days' written notice should the other party fail substantially to perform in accordance with the terms of this Agreement through no fault of the party initiating the termination.

8.2 If the Project is suspended by the Owner for more than 30 consecutive days, the Architect shall be compensated for services performed prior to notice of such suspension. When the Project is resumed, the Architect's compensation shall be equitably adjusted to provide for expenses incurred in the interruption and resumption of the Architect's services.
However, such equitable adjustment to the Architect's compensation shall be paid only in those instances in which the Owner has not extended the period of time for the Architect's performance of services under this Agreement equal to the time by which the Project was suspended.

8.3 This Agreement may be terminated by the Owner upon not less than seven days' written notice to the architect in the event that the Project is permanently abandoned.

8.4 Failure of the Owner to make payments to the Architect in accordance with this Agreement shall be considered substantial nonperformance and cause for termination.

8.5 If the Owner fails to make payment when due the Architect for services and expenses, the Architect may, upon seven days' written notice to the Owner, suspend performance of services under this Agreement. Unless payment in full is received by the Architect within seven days of the date of the notice, the suspension shall take effect without further notice. In the event of a suspension of services, the Architect shall have no liability to the Owner for delay or damage caused the Owner because of such suspension of services.

8.6 In the event of termination not the fault of the Architect, the Architect shall be compensated for services performed prior to termination, together with Reimbursable Expenses then due.

8.7

ARTICLE 9
----------
MISCELLANEOUS PROVISIONS

9.1

9.2 Terms in this Agreement shall have the same meaning as those in AIA Document A201, General Conditions of the Contract for Construction, current as of the date of this Agreement.

9.3 Causes of action between the parties to this Agreement pertaining to acts or failures to act shall be deemed to have accrued and the applicable statutes of limitations shall commence to run not later than either the date of Substantial Completion for acts or failures to act occurring prior to Substantial Completion, or the date of issuance of the final Certificate for Payment for acts or failures to act occurring after Substantial Completion.

9.4 The Owner and Architect waive all rights against each other and against the contractors, consultants, agents and employees of the other for damages, but only to the extent covered by property insurance during construction, except such rights as they may have to the proceeds of such insurance as set forth in the edition of AIA Document A201, General Conditions of the Contract for Construction, current as of the date of this Agreement. The Owner and Architect each shall require similar waivers from their contractors, consultants and agents.

9.5 The Owner and Architect, respectively, bind themselves, their partners, successors, assigns and legal representatives to the other party to this Agreement and to the partners, successors, assigns and legal representatives of such other party with respect to all covenants of this Agreement.
Neither Owner nor Architect shall assign this Agreement without the written consent of the other.

9.6 This Agreement represents the entire and integrated agreement between the Owner and Architect and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both Owner and Architect.

9.7 Nothing contained in this Agreement shall create a contractual relationship with or a cause of action in favor of a third party against either the Owner or Architect.

9.8 Unless otherwise provided in this Agreement, the Architect and Architect's consultants shall have no responsibility for the discovery, presence, handling, removal or disposal of or exposure of persons to hazardous materials in any form at the Project site, including but not limited to asbestos, asbestos products, polychlorinated biphenyl (PCB) or other toxic substances.

9.9 The Architect shall have the right to include representations of the design of the Project, including photographs of the exterior and interior, among the Architect's promotional and professional materials. The Architect's materials shall not include the Owner's confidential or proprietary information if the Owner has previously advise the Architect in writing of the specific information considered by the Owner to be confidential or proprietary. The Owner shall provide professional credit for the Architect on the construction sign and in the promotional materials for the Project.

ARTICLE 10
-----------
PAYMENTS TO THE ARCHITECT

10.1 DIRECT PERSONNEL EXPENSE

10.1.1 Direct Personnel Expense is defined as the direct salaries of the Architect's personnel engaged on the Project.

10.2 REIMBURSABLE EXPENSES

10.2.1 Reimbursable Expenses are in addition to compensation for Basic and Additional Services and include expenses incurred by the Architect and Architect's employees and consultants in the interest of the Project, as identified in the following Clauses.

10.2.1.1 Expense of transportation in connection with authorized out-of-town travel; long-distance communications; and fees paid for securing approval of authorities having jurisdiction over the Project.

10.2.1.2 Expense of reproductions, postage and handling of Drawings, Specifications and other documents.

10.2.1.3 If authorized in advance by the Owner, expense of overtime work requiring higher than regular rates.

10.2.1.4 Expense of renderings, models and mock-ups requested by the Owner.

10.2.1.5 Expense of additional insurance coverage or limits, including professional liability insurance, requested by the Architect and Architect's consultants.

10.2.1.6

10.3 PAYMENTS ON ACCOUNT OF BASIC SERVICES

10.3.1 An initial payment as set forth in Paragraph 11.1 is the minimum payment under this Agreement.

10.3.2 Subsequent payments for Basic Services shall be made monthly and, where applicable, shall be in proportion to services performed within each phase of service, on the basis set forth in Subparagraph 11.2.2.

10.3.3 If and to the extent that the time initially established in Subparagraph 11.5.1 of this Agreement is exceeded or extended through no fault of the Architect, compensation for any services rendered during the additional period of time shall be computed in the manner set forth in Subparagraph 11.3.2.

10.3.4 When compensation is based on a percentage of Construction Cost and any portions of the Project are deleted or otherwise not constructed, compensation for those portions of the Project shall be payable to the extent services are performed on those portions, in accordance with the schedule set forth in Subparagraph 11.2.2, based on (1) the lowest bona fide bid or negotiated proposal, or (2) if no such bid or proposal is received, the most recent preliminary estimate of Construction Cost or detailed estimate of Construction Cost for such portions of the Project.

10.4 PAYMENTS ON ACCOUNT OF ADDITIONAL SERVICES

10.4.1 Payments on account of the Architect's Additional Services and for Reimbursable Expenses shall be made monthly upon presentation of the Architect's statement of services rendered or expenses incurred.

10.5 PAYMENTS WITHHELD

10.5.1 No deductions shall be made from the Architect's compensation on account of penalty, liquidated damages or other sums withheld from payments to contractors, or on account of the cost of changes in the Work other than those for which the Architect has been found to be liable.

10.6 ARCHITECT'S ACCOUNTING RECORDS

10.6.1 Records of Reimbursable Expenses and expenses pertaining to Additional Services and services performed on the basis of a multiple of Direct Personnel Expense shall be available to the Owner or the Owner's authorized representative at mutually convenient times.

ARTICLE 11
----------
BASIS OF COMPENSATION

The Owner shall compensate the Architect as follows:

11.1 AN INITIAL PAYMENT of N/A Dollars ($-o-) shall be made upon execution of this Agreement and credited to the Owner's account at final payment.

11.2 BASIC COMPENSATION

11.2.1 FOR BASIC SERVICES, as described in Article 2, and any other services included in Article 12 as part of Basic Services, Basic
Compensation shall be computed as follows:
(Insert basis of compensation, including stipulated sums, multiples or percentages, and identify phases to which particular method of compensation apply, if necessary)

            Fixed Fee of 6-3/4% of approved Project budget.

11.2.2 Where compensation is based on a stipulated sum or percentage of Construction Cost, progress payments for Basic Services in each phase shall total the following percentages of the total Basic Compensation payable:
(Insert additional phases as appropriate.)

Schematic Design Phase: five                 percent (  5%)
Design Development Phase: thirty             percent ( 30%)
Construction Documents Phase: forty          percent ( 40%)
Bidding or Negotiation Phase : five          percent (  5%)
Construction Phase: twenty                   percent ( 20%)

----------------------------------------------------------------------------

Total Basic Compensation         one hundred percent (100%)

11.3 COMPENSATION FOR ADDITIONAL SERVICES

11.3.1 FOR PROJECT REPRESENTATION BEYOND BASIC SERVICES, as described in Paragraph 3.2, compensation shall be computed as follows:

Hourly at Direct Personnel Expense times a multiplier of 3.0 of personnel performing work on the Project.

11.3.2 FOR ADDITIONAL SERVICES OF THE ARCHITECT, as described in Articles 3 and 12, other than (1) Additional Project Representation, as described in paragraph 3.2, and (2) services included in Article 12 as part of Basic Services, but excluding services of consultants, compensation shall be computed as follows:
(Insert basis of compensation, including rates and/or multiples of Direct Personnel Expense for Principals and employees, and identify Principals and classify employees, if required. Identify specific services to which particular methods of compensation apply, if necessary.)

Hourly at Direct Personnel Expense times a multiplier of 3.0 of personnel performing work on the Project.

11.3.3 FOR ADDITIONAL SERVICES OF CONSULTANTS, including additional structural, mechanical and electrical engineering services and those provided under Subparagraph 3.4.19 or identified in Article 12 as part of Additional Services, a multiple of one and one tenth (1.1) times the amounts billed to the Architect for such services.
(Identify specific types of consultants in Article 12, if required.)

11.4 REIMBURSABLE EXPENSES

11.4.1 FOR REIMBURSABLE EXPENSES, as described in Paragraph 10.2, and any other items included in Article 12 as Reimbursable Expenses, a multiple of one (1.0) times the expenses incurred by the Architect, the Architect's employees and consultants in the interest of the Project if the Owner compensates the Architect for same within fifteen (15) days of the date of the Owner's receipt of the Architect's invoice therefor; otherwise, the Owner will compensate the Architect by a multiple of one and one-tenth (1.1) times such expenses.

11.5 ADDITIONAL PROVISIONS

11.5.1 IF THE BASIC SERVICES covered by this Agreement have not been completed within thirty-six (36) months of the date hereof, through no fault of the Architect, extension of the Architect's services beyond that time shall be compensated as provided in Subparagraphs 10.3.3 and 11.3.2.

11.5.2 Payments are due and payable thirty (30) days from the date of the Architect's invoice. Amounts unpaid thirty-one (31) days after the invoice date shall bear interest at the prime rate established by United Missouri Bank; provided, however, that for any items of the Architect's services that are in dispute, the Owner shall notify the Architect in writing of such dispute within thirty (30) days from the date of the Architect's invoice, - and the Owner may hold the sums attributable to such disputed services until such time as the dispute has been resolved.
(usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Architect's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Specific legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

11.5.3 The rates and multiples set forth for Additional Services shall be annually adjusted in accordance with normal salary review practices of the Architect.

ARTICLE 12
----------
OTHER CONDITIONS OR SERVICES

EXHIBIT "A" to Standard Form of Agreement Between Owner and Architect,

dated April 29, 1994, attached.


This Agreement entered into as of the day and year first written above.

OWNER: Cerner Properties, Inc.     ARCHITECT: The Hollis & Miller Group, Inc.

By:/s/Clifford W. Illig            By:/s/Quentin L. Roberts, Jr.
(signature)                        (signature)


NAME:   Clifford W. Illig          NAME:   Quentin L. Roberts, Jr. AIA
TITLE:  President                  TITLE:  Executive Vice President
(Printed name and title)           (Printed name and title)

EXHIBIT "A"
----------

         To Standard Form of Agreement Between Owner and Architect
                 AIA Document B141, dated April 29, 1994

12.1 The Architect shall advise the Owner, in writing, of any potential changes to Contract Documents or the Work prior to the initiation of the change. The Architect shall work with the Owner and Contractor in preparing any Change orders associated with any changes in the Contract Documents or the Work.

12.2 Services for Interior Design and specification of loose furniture per Paragraph 3.4.13 are not part of the basic services. If requested by the Owner, a fee proposal will be provided for services to include inventory of existing furniture, selection, bidding, and checking installation of new furniture. Compensation will be based on the designed scope of furniture and equipment and shall be negotiated by the parties.

12.3   Notwithstanding Subpart (2) of Subparagraph 2.6.4, as part of
Basic Services, Architect shall conduct an inspection of the building 11 months after Substantial Completion for the purpose of notifying Contractor of any warranty problems observed, or noted by Owner, before expiration of the one-year warranty. (Ref. 3.4.18)

12.4 The Owner shall furnish an Environmental Assessment of the site when such tests are reasonable required by the Scope of the Project and are requested by the Architect. (Ref. 4.7.1-Added)

12.5 When Change Orders during construction result solely from negligent acts or omissions of the Architect or Engineer, deviating from generally accepted professional standards and practices, the Owner shall pay the Contractor and Owner shall be entitled to a credit for said changed work against fees owed Architect by Owner in an amount equal to the difference in cost between the actual cost of the changed work and the estimated cost of the changed work had it been included as a part of the work at the start of the project. Further, the Architect shall make no charge to the Owner for any additional architectural services resulting solely from such negligent acts or omissions of the Architect or Engineer. (Ref.5.2.6-
Added)

12.6 Unresolved claims, disputes and other matters in question between the parties to this Agreement arising out of or relating to this Agreement or breach thereof, shall be subject to lawful recourse of the parties pursuant to law in the State of Missouri.

12.7 Indemnification: Architect does hereby agree to indemnify and hold the Owner harmless from and against any and all liabilities, damages, or losses arising out of damage to property or physical injury to persons to the extent caused by or through the negligent acts or omissions of the Architect.

12.8 During the performance of the Services under this Agreement, the Architect shall maintain the following insurance:

12.8.1 General liability Insurance with bodily injury and property damage coverage of $1,000,000 combined single limit, and $1,000,000 aggregate.

12.8.2 Automobile Liability Insurance with bodily injury and property damage coverage of $1,000,000 combined single limit each accident.

12.8.3 Workers' Compensation Insurance in accordance with statutory requirements and Employer's Liability Insurance with limits of not less than $100,000 for each occurrence.

12.8.4 Professional Liability Insurance with limits of not less than $1,000,000 annual aggregate.

12.9 The Architect shall, upon request, furnish owner with certificate(s) of insurance which shall be updated from time to time to evidence that the foregoing coverages and limitations of liability remain in full force and effect during the term of this Agreement, and which shall include a provision that such insurance shall not be canceled without at least thirty
(30) day's written notice to Owner. All Project Contractors shall be required to include Owner and Architect as additional insureds on their General Liability Insurance policies.

12.10 Should hazardous materials be present or discovered during construction at the site of the Project, the Owner shall retain and be responsible for the cost of a special consultant to design and specify removal of such materials. Architectural services to coordinate with this special consultant will be considered additional services and be billed as identified in paragraph 11.3.2.

12.11 Storm water permit services are not included in Basic Services under Paragraph 2.4.4.

12.12 Services for Acoustical Design, Sound System Design, Theatrical Lighting, and Food service Design, when reasonably required for the project and requested by the Architect, shall be additional services per Paragraph 3.4.19. The Architect shall select and retain a Consultant as required, subject to written approval by the Owner for these services. Services shall be billed as identified in Paragraph 11.3.3.

12.13 The Architect shall exercise reasonable care to see that its services comply with applicable federal, state. and municipal laws, regulations, and ordinances governing the services covered by this Agreement, as published and in effect on the date of this Agreement.

12.14 The standard of care for all professional architectural and related services performed or furnished by the Architect under this Agreement will be the care and skill ordinarily used by members of the Architect's profession practicing under similar conditions at the same time and in the same locality. The Architect makes no warranties, express or implied, under this Agreement or otherwise, in connection with the Architect's services.

12.15 The Architect will use good-faith efforts to cooperate and coordinate the Architect's services with those of the Contractor during the pre construction period.

12.16 The Architect shall, as part of the Basic Services, coordinate the activities of the Contractor and various consultants (e.g., landscape architects, security experts, etc.) with respect to the Project.

12.17  With reference to Paragraph 6.1, the Architect agrees:

A. Not to use the Drawings, Specifications and other documents ("Plans") prepared by the Architect for this Project with respect to any other persons or for any other projects, and

B. To place copyright notices on all copies of the Plans sent to subcontractors or otherwise used in this Project, and

C. To require the subcontractors to agree to use the Plans only for this Project.

D. To place no limits on owner's use of the Plans, except that Owner shall indemnify and hold the Architect harmless from and against claims arising out of use of the Plans in a way not agreed by the Architect and owner, where such use causes harm to Cerner, Cerner subsidiaries or parent, or any third person, and further except that the last sentence of Paragraph 6.1 shall hereby be deemed deleted.


12.18 The Architect shall furnish insurance in the amount no less than $1,000,000 to fund the indemnification set forth at Paragraph 12.7 above. To the extent permitted by the insurers and if requested in writing by the Owner following receipt of a price quote, the Owner shall be shown as an additional insured on all policies, including the Professional Liability Policy.


OWNER:  Cerner Properties, Inc.    ARCHITECT:  The Hollis & Miller Group, Inc.

By:/s/Clifford W. Illig            By:/s/Quentin L. Roberts, Jr.

NAME:   Clifford W. Illig          NAME:   Quentin L. Roberts, Jr., AIA
TITLE:  President                  TITLE:  Executive Vice President